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                                                                    EXHIBIT 5



             TRENAM, KEMKER, SCHARF, BARKIN, FRYE, O'NEILL & MULLIS
                            PROFESSIONAL ASSOCIATION
                                ATTORNEYS AT LAW

        TAMPA OFFICE                                ST. PETERSBURG OFFICE
     2700 BARNETT PLAZA                               2100 BARNETT TOWER
101 EAST KENNEDY BOULEVARD                            ONE PROGRESS PLAZA
    POST OFFICE BOX 1102                             POST OFFICE BOX 2245
 TAMPA, FLORIDA 33601-1102                    ST. PETERSBURG, FLORIDA 33731-2245
  TELEPHONE (813) 223-7474                         TELEPHONE (813) 898-7474
   TELEFAX (813) 229-6553                           TELEFAX (813) 229-6553

                                PLEASE REPLY TO
                                     TAMPA


                                  July 8, 1999





Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, DC 20549

               Re:  AmeriSteel Corporation
                    1999 Employee Stock Purchase/SAR Plan
                    Registration Statement on Form S-8

Ladies and Gentlemen:

         We have represented AmeriSteel Corporation (the "Company") in connection with the Company's Registration Statement on Form S-8 (the "S-8 Registration Statement") relating to the offering by the Company (the "Offering") of 100,000 shares of the Company's Class A Common Stock under the Company's 1999 Employee Stock Purchase Plan (the "Plan"). This opinion is being provided as Exhibit 5 to the S-8 Registration Statement.

         In our capacity as counsel to the Company in connection with the S-8 Registration Statement and the Offering, we have examined and are familiar with: (1) the Company's Articles of Incorporation and Bylaws, each as currently in effect, (2) the Plan, (3) the S-8 Registration Statement and (4) such other corporate records and documents and instruments as in our opinion are necessary or relevant as the basis for the opinions expressed below.

         As to various questions of fact material to our opinion, we have relied without independent investigation on statements or certificates of officials and representatives of the Company, the Department of State of the State of Florida and others. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other exact copies.

         We express no opinion as to the law of any jurisdiction other than of the State of Florida and the federal laws of the United States of America.



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SECURITIES AND EXCHANGE COMMISSION                                 JULY 8, 1999
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         Based upon and in reliance on the foregoing, we are of the opinion that:

         1. The Company is a validly existing corporation under the laws of the State of Florida and its status is active.

         2. The Plan has been duly and legally authorized by all required corporate action.

         3. When the following events shall have occurred:

            a. the S-8 Registration Statement shall have become effective in accordance with the Securities Act of 1933, as amended;

            b. the shares of Class A Common Stock shall have been offered and subscribed for as contemplated in the Plan;

            c. the consideration specified in the Plan and in the subscription agreement for the Class A Common Stock shall have been received; and

            d. the certificates representing such shares of Class A Common
               Stock shall have been duly executed, counter-signed and issued by or on behalf of the Company,

the shares of Class A Common Stock so offered and sold in the Offering will be duly authorized, validly issued, fully paid and non-assessable shares of the capital stock of the Company.

         This firm hereby consents to the filing of this opinion as an Exhibit to the S-8 Registration Statement.

                                          Sincerely,

                                          TRENAM, KEMKER, SCHARF, BARKIN,
                                          FRYE, O'NEILL & MULLIS
                                            Professional Association


                                          By: Nelson T. Castellano